Exhibit 99.1

Thryv Raises SaaS Revenue Guidance for 2021 and Reports Fourth Quarter and Fiscal Year 2020 Audited Financial Results

Company looks forward to full integration of Sensis, its recent
Australian acquisition

DALLAS, March 25, 2021– Thryv Holdings, Inc. (NASDAQ:THRY) (“Thryv” or the “Company”), the provider of Thryv® software, the end-to-end client experience platform for growing small businesses, announced audited financial results for the fourth quarter and fiscal year 2020 consistent with the previously released preliminary and unaudited results. The Company has also raised its 2021 outlook for its SaaS segment.

“We’re pleased with our performance in 2020 as it confirms healthy growth and profitability, and strongly positions Thryv as a SaaS category leader,” said Joe Walsh, CEO of Thryv. “As a result, we are raising our guidance for 2021.”

“In addition, our recent acquisition of Sensis in Australia is a notable milestone in our journey to help small businesses globally to better manage and modernize their operations.”

Fourth Quarter 2020 Financial Highlights:

●	SaaS revenue was $34.9 million, an 8% increase year-over-year. Our guidance was $33 million
●	Marketing Services revenue was $212.1 million. Our guidance range was $190-$200 million
●	Total revenue was $246.9 million. Our guidance range was $223-$233 million
●	Net income was $109.8 million
●	Adjusted EBITDA was $71.6 million. Our guidance range was $58-$63 million

Fiscal Year 2020 Financial Highlights:

●	SaaS revenue was $129.8 million. Our guidance was $128 million.
●	Marketing Services revenue was $979.6 million. Our guidance range was $955-$965 million.
●	Total revenue was $1,109.4 million. Our guidance range was $1,083-$1,093 million.
●	Net income was $149.2 million.
●	Adjusted EBITDA was $371.8 million. Our guidance range was $358-$363 million.

Additional Business Highlights:

●	SaaS ARPU increased to $293 in the fourth quarter of 2020, up from $260 in the third quarter of 2020.
●	Total SaaS clients ending the fourth quarter of 2020 was 44.0 thousand, flat when compared to the third quarter of 2020.
●	SaaS monthly churn improved to 2.4% in the fourth quarter of 2020, down from 2.7% in the third quarter of 2020.

2200 West Airfield Dr., TX 29, P.O. Box 619810, D/FW Airport, TX 75261 ⎪ thryv.com

●	Leverage Ratio (as defined in the Company’s credit agreement) was 1.3x in the fourth quarter of 2020
●	Total Debt repayment was $186.1 million for fiscal year 2020. Term loan and ABL ending balances for the fourth quarter of 2020 were $449.6 million and $79.2 million, respectively.

Outlook:
The Company is updating guidance for fiscal year 2021 as indicated below.
●	SaaS revenue guidance range raised to $140 – $145 million, up from the previously announced $139 - $143 million
●	Marketing Services revenue range maintained at $740 - $760 million

The above guidance excludes the impact of the Sensis acquisition.

These statements are forward-looking and actual results may materially differ. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause our actual results to materially differ from these forward-looking statements.

Earnings Conference Call Information
Thryv will host a conference call on Thursday, March 25, 2021 at 8:30 a.m. (Eastern Time) to discuss the Company’s fourth quarter and annual 2020 results. The conference call will be available via the Internet at www.thryv.com. There will be several slides accompanying the webcast. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary software. The recorded webcast will also be available on the Company’s website.

If you are unable to participate in the conference call, a replay will be available. To access the replay, please dial (800) 585-8367 or (416) 621-4642 and enter “6411279.”

2200 West Airfield Dr., TX 29, P.O. Box 619810, D/FW Airport, TX 75261 ⎪ thryv.com

Final Audited Results

Thryv Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Revenue	$246,928	$345,130	$1,109,435	$1,421,374
Operating expenses:
Cost of services (exclusive of depreciation and amortization)	87,755	111,482	366,696	476,355
Sales and marketing	61,067	86,097	263,006	352,740
General and administrative	39,563	43,559	156,286	174,286
Depreciation and amortization	35,640	50,985	146,523	206,270
Impairment charges	5,497	611	24,911	5,670
Total operating expenses	229,522	292,734	957,422	1,215,321

Operating income	17,406	52,396	152,013	206,053
Other income (expense):
Interest expense	(11,889)	(16,183)	(51,537)	(68,181)
Interest expense, related party	(3,099)	(5,700)	(17,002)	(24,770)
Other components of net periodic pension cost	(10,924)	(33,364)	(42,236)	(53,161)
Loss on early extinguishment of debt	—	—	—	(6,375)
(Loss) income before benefit (provision) for income taxes	(8,506)	(2,851)	41,238	53,566
Benefit (provision) for income taxes	118,306	798	107,983	(18,062)
Net income (loss)	$109,800	$(2,053)	$149,221	$35,504

Net income (loss) per common share:
Basic	$3.52	$(0.06)	$4.73	$0.87
Diluted	$3.31	$(0.06)	$4.42	$0.82
Weighted-average shares used in computing basic and diluted net income (loss) per common share:
Basic	31,230,392	32,185,535	31,522,845	40,845,128
Diluted	33,212,192	32,185,535	33,795,594	43,465,998

2200 West Airfield Dr., TX 29, P.O. Box 619810, D/FW Airport, TX 75261 ⎪ thryv.com

Thryv Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share data)

	December 31,2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$2,406	$1,912
Accounts receivable, net of allowance of $33,030 and $26,828	296,570	369,690
Contract assets, net of allowance of $338 and $0	10,975	11,682
Taxes receivable	9,229	37,460
Prepaid expenses and other current assets	26,172	28,036
Indemnification asset	24,346	29,789
Total current assets	369,698	478,569
Fixed assets and capitalized software, net	89,044	101,512
Goodwill	609,457	609,457
Intangible assets, net	31,777	147,480
Deferred tax assets	93,099	—
Other assets	21,902	51,274
Total assets	$1,214,977	$1,388,292

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$8,927	$16,067
Accrued liabilities	139,613	140,261
Current portion of unrecognized tax benefits	30,022	53,111
Contract liabilities	18,942	24,679
Other current liabilities	9,896	23,323
Total current liabilities	207,400	257,441
Senior Term Loan, net of debt issuance costs of $445 and $593	335,683	420,036
Senior Term Loan, related party	113,482	189,371
ABL Facility	79,238	104,985
Leaseback obligations	54,798	55,537
Pension obligations, net	190,827	193,533
Deferred tax liabilities	508	54,738
Other liabilities	36,266	85,391
Total long-term liabilities	810,802	1,103,591
Commitments and contingencies
Stockholders’ equity
Common stock - $0.01 par value, 250,000,000 shares authorized; 59,590,422, shares issued and 32,912,012 shares outstanding as of December 31, 2020; and 57,443,282 shares issued and 33,490,526 shares outstanding as of December 31, 2019	596	574
Additional paid-in capital	1,059,624	1,008,701
Treasury stock - 26,678,410 shares as of December 31, 2020 and 23,952,756 shares as of December 31, 2019	(468,613)	(437,962)
Accumulated deficit	(394,832)	(544,053)
Total stockholders’ equity	196,775	27,260
Total liabilities and stockholders’ equity	$1,214,977	$1,388,292

2200 West Airfield Dr., TX 29, P.O. Box 619810, D/FW Airport, TX 75261 ⎪ thryv.com

Thryv Holdings, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)

	Years Ended December 31,
	2020	2019
Cash Flows from Operating Activities
Net income	$149,221	$35,504
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	146,523	206,270
Amortization of debt issuance costs	1,068	1,123
Deferred income taxes	(147,329)	(25,118)
Provision for credit losses	32,077	30,092
Provision for service credits	32,550	25,467
Stock-based compensation (benefit) expense	(2,895)	14,119
Other components of net periodic pension cost	42,236	53,161
Loss on early extinguishment of debt	—	6,375
Loss on disposal/write-off of fixed assets and capitalized software	3,544	5,942
Impairment charges	24,911	5,670
Non-cash loss (gain) from remeasurement of indemnification asset	5,443	4,093
Changes in working capital items, excluding acquisitions:
Accounts receivable	41,382	16,457
Contract assets	369	1,515
Prepaid and other assets	472	5,676
Accounts payable and accrued liabilities	(100,708)	(69,244)
Accrued income taxes, net	14,547	4,376
Operating lease liability	(4,006)	(10,587)
Contract liabilities	(5,737)	(6,391)
Settlement of stock option liability	(896)	(33,901)
Net cash provided by operating activities	232,772	270,599

Cash Flows from Investing Activities
Additions to fixed assets and capitalized software	(27,757)	(26,065)
Proceeds from the sale of building and fixed assets	1,546	847
Acquisition of a business, net of cash acquired	—	(147)
Net cash (used in) investing activities	(26,211)	(25,365)

Cash Flows from Financing Activities
Payments of Senior Term Loan	(113,747)	(148,256)
Payments of Senior Term Loan, related party	(46,643)	(66,744)
Proceeds from Senior Term Loan, net	—	193,625
Proceeds from Senior Term Loan, related party	—	225,000
Payments of Original Term Facility, upon extinguishment	—	—
Payments of Original Term Facility, upon extinguishment, related party	—	—
Payments of Original Term Facility, prior to extinguishment	—	—
Payments of Original Term Facility, prior to extinguishment, related party	—	—
Proceeds from ABL Facility	1,143,700	1,142,717
Payments of ABL Facility	(1,169,446)	(1,184,310)
Purchase of treasury stock	(30,626)	(437,962)
Other	10,695	(1,561)
Net cash (used in) financing activities	(206,067)	(277,491)

Increase (decrease) in cash and cash equivalents	494	(32,257)
Cash and cash equivalents, beginning of period	1,912	34,169
Cash and cash equivalents, end of period	$2,406	$1,912

Supplemental Information
Cash paid for interest	$72,931	$81,543
Cash paid for income taxes, net	$24,799	$38,091

2200 West Airfield Dr., TX 29, P.O. Box 619810, D/FW Airport, TX 75261 ⎪ thryv.com

Non-GAAP Measures

Our audited results included in this press release include Adjusted EBITDA, which is not presented in accordance with U.S. generally accepted accounting principles (“GAAP”). This non-GAAP measure is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Please refer to the supplemental information presented in the table below for a reconciliation of Adjusted EBITDA to net income, the most comparable GAAP financial measure.

We believe that this non-GAAP financial measure provide useful information about our financial performance, enhances the overall understanding of our past performance and future prospects and allows for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that this measure provides an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry. However, it is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry.

2200 West Airfield Dr., TX 29, P.O. Box 619810, D/FW Airport, TX 75261 ⎪ thryv.com

The following is a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, net income (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Reconciliation of Adjusted EBITDA
Net income (loss)	$109,800	$(2,053)	$149,221	$35,504
Interest expense	14,988	21,883	68,539	92,951
(Benefit) provision for income taxes (1)	(118,306)	(798)	(107,983)	18,062
Depreciation and amortization expense	35,640	50,985	146,523	206,270
Loss on early extinguishment of debt	—	—	—	6,375
Restructuring and integration expenses (2)	4,557	9,098	28,459	40,290
Transaction costs (3)	6,320	5,938	20,999	6,081
Stock-based compensation expense (benefit) (4)	1,300	4,583	(2,895)	14,119
Other components of net periodic pension cost (5)	10,924	33,364	42,236	53,161
Non-cash loss (gain) from remeasurement of indemnification asset (6)	1,565	(553)	5,443	4,093
Impairment charges (7)	5,497	611	24,911	5,670
Other (8)	(654)	(553)	(3,614)	(943)
Adjusted EBITDA	$71,631	$122,505	$371,839	$481,633

(1)
Income tax benefit of $118.3 million and $108.0 million recorded during the three months and year ended December 31, 2020, respectively, is primarily attributable to a partial release of the Company’s valuation allowance on the basis of management’s reassessment of the amount of its deferred tax assets that are more likely than not to be realized.

(2)
For the three months and year ended December 31, 2020, expenses relate to periodic efforts to enhance efficiencies and reduce costs, and include severance benefits, loss on disposal of fixed assets and capitalized software, and costs associated with abandoned facilities and system consolidation. A portion of the severance benefits, amounting to $5.0 million, resulted from COVID-19. For the three months and year ended December 31, 2019, restructuring and integration charges include severance benefits, facility exit costs, system consolidation and integration costs, and professional consulting and advisory services costs related to the YP Acquisition.

(3)	Expenses related to the Company’s direct listing and other transaction costs.

(4)
The Company records stock-based compensation expense related to the amortization of grant date fair value of the Company’s stock-based compensation awards. Prior to October 1, 2020, stock-based compensation expense includes the remeasurement of these awards at each period end.

2200 West Airfield Dr., TX 29, P.O. Box 619810, D/FW Airport, TX 75261 ⎪ thryv.com

(5)
Other components of net periodic pension cost are from our non-contributory defined benefit pension plans that are currently frozen and incur no additional service costs. The most significant component of other components of net periodic pension cost relates to the mark to market pension remeasurement.

(6)
In connection with the YP Acquisition, the seller provided the Company indemnity for future potential losses associated with certain federal and state tax positions taken in tax returns filed by the seller prior to the acquisition date. The indemnity covers potential losses in excess of $8.0 million and is capped at an amount equal to the lesser of the uncertain tax position liability or the current fair value of the 1,804,715 shares of the Company’s common stock issued to the seller as part of the purchase consideration.

(7)
Impairment charges of $5.5 million and $24.9 million recorded during the three months and year ended December 31, 2020, respectively, are primarily due to the Company closing certain office buildings as part of becoming a “Remote First” company and consolidating operations at certain locations. Impairment charges of $0.6 million and $5.7 million recorded during the three months and year ended December 31, 2019, respectively, are due to consolidating operations at certain locations and are included in Restructuring and integration charges in the consolidated statements of operations.

(8)	Other primarily includes expenses related to potential non-income based tax liabilities.

Forward-Looking Statements
Some statements included in this release constitute forward-looking statements. Statements that include the words “may”, “will”, “could”, “should”, “would”, “believe”, “anticipate”, “forecast”, “estimate”, “expect”, “preliminary”, “intend”, “plan”, “project”, “outlook”, “future”, “forward”, “guidance” and similar statements of a future or forward-looking nature identify forward-looking statements. These statements are not guarantees of future performance. Forward-looking statements provide current expectations with respect to our financial performance and future events with respect to our business and industry in general. Forward-looking statements are based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the risks related to the following: risks related to the ongoing COVID-19 pandemic, the Company’s ability to maintain adequate liquidity to fund operations; the Company’s future operating and financial performance; the Company’s ability to consummate acquisitions, or, if consummated, to successfully integrate acquired businesses into the Company’s operations, the Company’s ability to recognize the benefits of acquisitions, or the failure of an acquired company to achieve its plans and objectives; limitations on our operating and strategic flexibility and the ability to operate our business, finance our capital needs or expand business strategies under the terms of our credit facilities; our ability to retain existing business and obtain and retain new business; general economic or business conditions affecting the markets we serve; declining use of print yellow page directories by consumers; our ability to collect trade receivables from clients to whom we extend credit; credit risk associated with our reliance on small and medium sized businesses as clients; our ability to attract and retain key managers; increased competition in our markets; our ability to obtain future financing due to changes in the lending markets or our financial position; our ability to maintain agreements with major Internet search and local media companies; reduced advertising spending and increased contract cancellations by our clients, which causes reduced revenue; and our ability to anticipate or respond effectively to changes in technology and consumer preferences. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such cautionary statements.

2200 West Airfield Dr., TX 29, P.O. Box 619810, D/FW Airport, TX 75261 ⎪ thryv.com

If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. For these reasons, we caution you against relying on forward-looking statements. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. These forward-looking statements speak only as of the date hereof and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Thryv Holdings, Inc.

Thryv Holdings, Inc. owns the easy-to-use Thryv® end-to-end customer experience software built for growing small to medium sized businesses (SMBs) that helps over 40,000 SaaS clients with the daily demands of running a business. With Thryv®, SMBs can get the job, manage the job and get credit. Thryv’s award-winning platform provides modernized business functions, allowing SMBs to reach more customers, stay organized, get paid faster and generate reviews. These functions include building a digital customer database, automated marketing through email and text, updating business listings across the internet, scheduling online appointments, sending notifications and reminders, managing ratings and reviews, generating estimates and invoices, and processing payments.

Thryv supports franchise operators and multi-location business owners with Hub by Thryv™, a software console that enables businesses managers to oversee their operations using the Thryv® software.

Thryv also connects local businesses to consumer services through our search, display and social media management products, our print directories featuring The Real Yellow Pages® tagline, and our local search portals, which operate under the DexKnows.com®, Superpages.com® and Yellowpages.com URLs and reach some 35 million monthly visitors. For more information about the company, visit thryv.com.

Thryv delivers business services to more than 400,000 SMBs worldwide that enable these SMBs to compete and win in today’s economy.

On March 1, 2021, Thryv announced it closed the acquisition of Sensis, Australia’s leading digital, marketing and directory services provider, which helps Australians connect and engage through its leading platforms, digital consumer businesses (Yellow, White Pages, True Local and Whereis), search engine marketing and optimization services, website products, social, data and mapping solutions, and through its digital agency Found. Sensis is also Australia’s largest print directory publisher including the Yellow and White Pages.

Headquartered in Melbourne, Sensis has a sales presence in all states and territories across Australia.

2200 West Airfield Dr., TX 29, P.O. Box 619810, D/FW Airport, TX 75261 ⎪ thryv.com

Media Contact:
Paige Blankenship
Thryv, Inc.
972.453.3012
paige.blankenship@thryv.com

Will Clarke
Sensis
+61 (0) 488 345 464
Will.clarke@sensis.com.au

Investor Contacts:
Cameron Lessard
Thryv, Inc.
214.773.7022
cameron.lessard@thryv.com

KJ Christopher
Thryv, Inc.
972.453.7068
kj.christopher@thryv.com

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2200 West Airfield Dr., TX 29, P.O. Box 619810, D/FW Airport, TX 75261 ⎪ thryv.com